Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on this Schedule 13D, dated January 3, 2023 with respect to the Ordinary Shares and American Depository Shares of Chemomab Therapeutics Ltd. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 5th day of January 2023.

ORBIMED ISRAEL BIOFUND GP LIMITED PARTNERSHIP

By:	OrbiMed Israel GP Ltd., its General Partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director

ORBIMED ISRAEL GP LTD.

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director